UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

CONSOLIDATED FREIGHTWAYS CORPORATION

Commission File Number 1-12149

Incorporated in the State of Delaware

I.R.S. Employer Identification No. 77-0425334

805 Broadway, Suite 205

Vancouver, WA 98660

Telephone Number (360) 448-4000

Date of Report (Date of earliest event reported): December 14, 2004

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As of December 13, 2004, all conditions to effectiveness of the Consolidated Plan of Liquidation Dated July 1, 2004 (as amended, the “Plan”) filed by Consolidated Freightways Corporation of Delaware and its affiliated debtors (the “Debtors”) in their Chapter 11 cases pending in the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Bankruptcy Court”) have been satisfied or waived, and therefore, the effective date of the Plan is December 13, 2004. A copy of the Plan as confirmed by the Bankruptcy Court on November 22, 2004 is attached hereto as Exhibit 2.1. A copy of the order entered by the Bankruptcy Court confirming the Plan is attached hereto as Exhibit 99.1. A copy of the notice of confirmation and effective date is attached hereto as Exhibit 99.2.

Pursuant to the Plan, all of the shares of capital stock of the Consolidated Freightways Corporation and the Debtors have been canceled. Also pursuant to the Plan, The Trust for Certain Creditors of Consolidated Freightways Corporation and Certain Affiliates (the “Trust”) was created as of December 13, 2004 pursuant to a Liquidation Trust Agreement entered into as of December 8, 2004 by and among the Debtors, the Official Committee of Creditors Holding Unsecured Claims, the Oversight Committee (as defined therein), K. Morgan Enterprises (the “Trustee”) and Kerry K. Morgan. The Trust is not operating a continuing trade or business but rather was formed solely to liquidate the remaining non-cash assets of the Debtors pursuant to the Plan and to make the distributions to creditors required by the Plan. Under the Plan, creditors who hold allowed pre-bankruptcy general unsecured claims will receive beneficial interests in the Trust.

Item 9.01.	Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Consolidated Plan of Liquidation dated July 1, 2004 (as amended), as confirmed by the United States Bankruptcy Court for the Central District of California, Riverside Division on November 22, 2004

99.1	Order Confirming Plan Dated November 22, 2004

99.2	December 14, 2004 Notice of Confirmation and Effective Date of Debtors’ Consolidated Plan of Liquidation Dated July 1, 2004 (as amended)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004

Consolidated Freightways Corporation

By:	/s/ KERRY K. MORGAN
Kerry K. Morgan Agent, on behalf of Consolidated Freightways Corporation

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Consolidated Plan of Liquidation dated July 1, 2004 (as amended), as confirmed by the United States Bankruptcy Court for the Central District of California, Riverside Division on November 22, 2004

99.1	Order Confirming Plan Dated November 22, 2004

99.2	December 14, 2004 Notice of Confirmation and Effective Date of Debtors’ Consolidated Plan of Liquidation Dated July 1, 2004 (as amended)